EXHIBIT 8

LIST OF SUBSIDIARIES

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                                                                                                                  Country of
                        Name of the Subsidiary                                  Name under Which it             incorporation/
                                                                                      Operates                    residence
-------------------------------------------------------------------------  ------------------------------   ------------------------
        AF Investimentos, S.G.P.S., Sociedade Unipessoal, Lda.                    AF Investimentos                  Portugal
  BCP Investimento - Banco Comercial Portugues de Investimento, S.A.              BCP Investimento                  Portugal
                     Leasefactor, S.G.P.S., S.A.                                    Leasefactor                     Portugal
             CrediBanco - Banco de Credito Pessoal, S.A.                             CrediBanco                     Portugal
               Banco de Investimento Imobiliario, S.A.                         Banco de Investimento                Portugal
                                                                                    Imobiliario
                           Interbanco, S.A.                                          Interbanco                     Portugal
                    Banco Expresso Atlantico, S.A.                            Banco Expresso Atlantico              Portugal
                  Banco ActivoBank (Portugal), S.A.                                  ActivoBank                     Portugal
                    Banco Comercial de Macau, S.A.                            Banco Comercial de Macau               China
             Banco Internacional de Mocambique, S.A.R.L.                       Banco Internacional de              Mozambique
                                                                                     Mocambique
                          Banque BCP, S.A.S.                                         Banque BCP                      France
                    Banque BCP (Luxembourg), S.A.                                    Banque BCP                    Luxembourg
                     BPABank National Association                                     BPABank                         USA
                            NovaBank, S.A.                                            NovaBank                       Greece
                            Sitebank A.S.                                             Sitebank                       Turkey
                      SottoMayor Bank of Canada                                      SottoBank                       Canada
BCP - Participacoes Financeiras, S.G.P.S., Sociedade Unipessoal, Lda.           BCP - Participacoes                 Portugal
                                                                                    Financeiras
                      Banco Mello (Cayman), Ltd.                                Banco Mello (Cayman)             Cayman Islands
              BCP Bank & Trust Company (Cayman) Limited                       BCP Bank & Trust Company           Cayman Islands
                                                                                      (Cayman)
                     BCP Capital Finance Limited                                BCP Capital Finance              Cayman Islands
                         BCP Finance Bank LTD                                     BCP Finance Bank               Cayman Islands
                       BCP Finance Company, Ltd                                 BCP Finance Company              Cayman Islands
                    BCP International Bank Limited                             BCP International Bank            Cayman Islands
       ServiBanca - Empresa de Prestacao de Servicos, A. C. E.                       ServiBanca                     Portugal
                          Managerland, S.A.                                         Managerland                      Spain
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